Exhibit 10.2

Certain information marked as [****] has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

RIGHT OF FIRST REFUSAL AGREEMENT

This Right of First Refusal Agreement (“Agreement”) is made as of October 26, 2022 (“Effective Date”) by and among Emergent BioSolutions Canada, Inc. (“Emergent”) and Sab Biotherapeutics, Inc. (“Customer”). Customer and Emergent may be individually referred to as a Party or collectively referred to as the Parties.

WHEREAS, on September 10, 2021, the Parties accepted and agreed to terms and conditions set forth in the proposal “[****]” dated August 19, 2021 (“Proposal”);

WHEREAS, pursuant to the Proposal, Proposal activities may be cancelled by Customer for any or no reason, subject to certain cancellation fees;

WHEREAS, Customer requested to cancel the Proposal on or around May 9, 2022;

WHEREAS, concurrently herewith, the Parties are entering into a Memorandum of Understanding and Agreement (“Memorandum”) whereby Emergent agrees, inter alia, to waive [****] ($[****]) cancellation fees due to Emergent upon Customer’s cancellation of the Proposal; and

WHEREAS, in exchange for agreeing to waive the cancellation fees, Emergent desires to obtain from Customer and Customer desires to grant to Emergent a right of first refusal to license and develop each of the Specified Customer Products (defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
DEFINITIONS

The following terms have the meanings set forth below.

a.
Affiliate means any company or other entity, other than a Party, which directly or indirectly controls, is controlled by, or is under common control with a Party, where “control” means the ownership of more than 50% of the issued share capital or other equity interest or the legal power to direct or cause the direction of the general management and policies of such company or other entity.
b.
“Commercially Reasonable” means, with respect to a Party, the level of effort that is fair, done in good faith, and corresponding to commercial and academic practices of similarly situated entities.
c.
Customer Background IP means all intellectual property rights and information, material, know-how, and trade secrets that relate to Customer’s Platform, whether or not patentable, conceived, originated, created, or first reduced to practice prior to the Effective Date of this Agreement.

d.
Customer Platform means Customer’s DiversitAb™ platform that generates fully human polyclonal antibodies by leveraging genetically engineered bovine herds, with applications in infectious disease, cancer, and a wide variety of immune system disorders.
e.
Specified Customer Products means a product to be developed utilizing humanized polyclonal antibodies based on the Customer Platform to treat (i) botulism anti-toxin, (ii) pandemic influenza, or (iii) anti-fungal diseases.
f.
Third Party means any person or entity other than a Party or a Party Affiliate.
2.
RIGHT OF FIRST REFUSAL
a.
Grant of Right of First Refusal. Customer hereby grants Emergent the exclusive right of first refusal (“ROFR”) to license and develop any or all of the Specified Customer Products on the terms set forth in this Agreement. Customer shall not offer to license or sell any rights with respect to any of the Specified Customer Products to any Third Party unless Customer has sent Emergent a ROFR Notice for the Specified Customer Product and Emergent has not exercised the ROFR for such Specified Customer Product prior to the end of the ROFR Period (as defined below).

b. Exercise of ROFR. If Customer decides to pursue or license any Specified Customer Product internally or through a Third Party, Customer will notify Emergent prior to commencing such development or licensing of such Specified Customer Product to a Third Party (each such notice, a “ROFR Notice”). If Emergent decides to exercise the ROFR with respect to the Specified Customer Product identified in the ROFR Notice, then within sixty (60) days following Emergent’s receipt of a ROFR Notice (“ROFR Period”), Emergent shall notify Customer in writing of its intention to exercise the ROFR for such Specified Customer Product (each such written notice, a “ROFR Exercise Notice”). If Emergent does not send a ROFR Exercise Notice to Customer during the ROFR Period, Customer shall be free to develop such Specified Customer Product internally or through any Third Party of its choice.

a.
License Agreement. If Emergent exercises the ROFR during the ROFR Period by sending a ROFR Exercise Notice, the Parties shall use good faith efforts to execute a License Agreement within forty-five (45) days of Emergent’s exercise of the ROFR Exercise Notice (the “Initial Negotiation Period”); provided that if Emergent is negotiating the terms of such License Agreement in good faith at the end of the Initial Negotiation Period, the Initial Negotiation Period shall be extended by thirty (30) addition days. If Emergent fails to execute a License Agreement prior to the end of the Initial Negotiation Period (as the same may be extended) for the Specified Customer Product, Customer shall be free to pursue or license the Specified Customer Product to any Third Party.

3.
TERM

This Agreement shall remain in full force and effect unless terminated by Emergent or until Emergent has received an opportunity to exercise the ROFR for each Specified Customer Product.

4.
DISPUTE RESOLUTION

The Parties shall first attempt in good faith to settle any dispute arising hereunder promptly by negotiations between representatives of the Customer and Emergent who have authority to settle the controversy. If the Parties are unable to resolve such dispute within thirty (30) days following the referral of the dispute to such representatives, then the dispute will be referred to the Parties’ respective executive leadership teams, allowing an additional thirty (30) days to resolve the dispute. If the Parties are unable to resolve such dispute following referral to executive leadership, then such dispute shall be solely and finally settled by arbitration, which shall be conducted in New York, by a single arbitrator (the “Arbitrator”) designated by the American Arbitration Association. The Parties hereby renounce all recourse to litigation and agree that the award of the Arbitrator shall be final and subject to no judicial review. The Arbitrator shall conduct the proceedings pursuant to the American Arbitration Association Rules, as now or hereafter amended. All substantive questions of law shall be determined under the laws of New York (without regard to the principles of conflict of laws of such state). Judgment on the award of the Arbitrator may be entered into any court having jurisdiction over the Party against which enforcement of the award is being sought, and the Parties hereby irrevocably consent to the jurisdiction of any such court for the purpose of enforcing any such award. The Arbitrator shall divide all costs (including, without limitation, fees of counsel) incurred in conducting the arbitration in his final award in accordance with what the Arbitrator deems just and equitable under the circumstances.

5.
NOTICE

Any notice required or permitted to be given under this Agreement by any Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, or (d) delivered by email (with documented evidence of receipt), to the addresses of the other Party set forth below, or at such other addresses as may from time to time be furnished by similar notice by any Party. The effective date of any notice under this Agreement shall be the date of receipt by the receiving Party.

If to Emergent:	If to Customer:
Emergent BioSolutions Inc. 400 Professional Drive, Suite 400 Gaithersburg, Maryland 20879 Attention: [****] Email: [****]	SAB Biotherapeutics, Inc. 2100 East 54th Street North Sioux Falls, SD 57104 Attention: [****] Email: [****]
With a copy to:	With a copy to:
Emergent BioSolutions Inc. 400 Professional Drive, Suite 400 Gaithersburg, MD 20879 Attention: General Counsel	SAB Biotherapeutics, Inc. 2100 East 54th Street North Sioux Falls, SD 57104 Attention: Legal Dept.
6.
MISCELLANEOUS
a.
Entire Agreement. Except for the Memorandum, this Agreement is the entire Agreement between the Parties and, when executed by the Parties, supersedes all prior agreements, understandings, and communications, either verbal or in writing, between the Parties with respect to the subject matter contained herein.
g.
Amendments. This Agreement may not be amended, modified, or changed except by written instrument signed by all of the Parties.
h.
Captions. All captions and headings are inserted for the convenience of the Parties and shall not be used in any way to modify, limit, or otherwise affect this Agreement.
i.
Counterparts. This Agreement may be executed simultaneously or in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
j.
Waiver. Any failure by a Party to comply with any obligation, agreement, or condition herein may be expressly waived in writing by each of the other Parties, but such waiver or failure to insist upon strict compliance with such obligation, agreement, or conditions shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
k.
Severability. If any term, provision, or condition of this Agreement is determined by a court or other judicial or administrative tribunal to be illegal, void, or otherwise ineffective or not in accordance with public policy, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

*** Signature Page Follows ***

IN WITNESS WHEREOF, this Manufacturing Option and Right of First Refusal Agreement has been made the date and year written below.

EMERGENT BIOSOLUTIONS CANADA INC.:	SAB BIOTHERAPEUTICS, INC.:
BY:_________________________________	BY:_________________________________
NAME:______________________________	NAME:______________________________
TITLE:_______________________________	TITLE:_______________________________
DATE:_______________________________	DATE:_______________________________